      As filed with the Securities and Exchange Commission on May 23, 2001
                                                      Registration No. 333-_____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           --------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                              CITRIX SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

             Delaware                                    75-2275152
 -------------------------------            ------------------------------------
 (State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation or organization)

                 6400 NW 6th Way, Fort Lauderdale, Florida 33309
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)


            2000 Director and Officer Stock Option and Incentive Plan

                   Second Amended and Restated 1995 Stock Plan

                            (Full title of the plans)

                            -------------------------

                               John P. Cunningham
                Senior Vice President, Finance and Administration
                           and Chief Financial Officer
                              Citrix Systems, Inc.
                                 6400 NW 6th Way
                         Fort Lauderdale, Florida 33309
                                 (954) 267-3000
             (Name, address including zip code and telephone number,
                   including area code, of agent for service)
             -------------------------------------------------------

                                    Copy to:

                            Jonathan M. Moulton, Esq.
                         Testa, Hurwitz & Thibeault, LLP
                                High Street Tower
                                 125 High Street
                                Boston, MA 02110
                                 (617) 248-7000

================================================================================




                                           CALCULATION OF REGISTRATION FEE

===================================================================================================================
                                                           Proposed              Proposed
          Title of                                         Maximum                Maximum
         Securities                    Amount              Offering              Aggregate             Amount of
            to be                      to be              Price Per              Offering             Registration
         Registered                  Registered             Share                Price (1)                 Fee
-------------------------------------------------------------------------------------------------------------------
2000 DIRECTOR AND OFFICER STOCK OPTION AND INCENTIVE PLAN

OPTIONS GRANTED
Common Stock, $.001 par               250,000 shares       $14.3125              $3,578,125                    $895
value (2)                           1,243,975 shares       $15.6875             $19,514,858                  $4,878
                                       50,000 shares       $18.8750                $943,750                    $236
                                       30,000 shares       $19.5000                $585,000                    $147
                                      200,000 shares       $20.4800              $4,096,000                  $1,024
                                      225,000 shares       $23.7500              $5,343,750                  $1,336
                                      150,000 shares       $26.1250              $3,918,750                    $980
                                      450,000 shares       $30.2000             $13,590,000                  $3,398

OPTIONS RESERVED FOR GRANT
Common Stock, $.001 par
value (3)                           2,000,000 shares       $29.4800             $58,960,000                 $14,740

SECOND AMENDED AND RESTATED 1995 STOCK PLAN

OPTIONS GRANTED
Common Stock, $.001 par                   --                   --              $356,602,000                 $89,152
value (4)

OPTIONS RESERVED FOR GRANT
Common Stock, $.001 par
value (3)                          10,000,000 shares       $29.4800            $294,800,000                 $73,700
                                   -----------------       --------            ------------                --------

           TOTAL:                         --                  --               $761,932,233                $190,486

===================================================================================================================


(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable upon exercise of options granted under either the Citrix Systems, Inc. 2000 Director and Officer Stock Option and Incentive Plan or the Citrix Systems, Inc. Second Amended and Restated 1995 Stock Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Citrix Systems, Inc.

(2) Based on options to purchase 2,598,975 shares of Citrix Systems, Inc.'s Common Stock granted as of May 23, 2001 under the Citrix Systems, Inc. 2000 Director and Officer Stock Option and Incentive Plan. All of such shares are issuable upon the exercise of outstanding options to purchase the number of shares at the exercise price listed above. Pursuant to Rule 457(h)(1), the aggregate offering price and the registration fee have been computed upon the basis of the price at which the options may be exercised.

(3) None of such shares are subject to outstanding options. The exercise price of such options shall be determined at the time of grant. Accordingly, pursuant to Rule 457(h)(1), the price of $29.48 per share, which is the average of the high and low prices reported on the Nasdaq National Market on May 22, 2001, is set forth solely for purposes of calculating the registration fee.

(4) Based on options to purchase 22,594,281 shares of Citrix Systems, Inc.'s Common Stock granted as of May 23, 2001 under the Citrix Systems, Inc. Second Amended and Restated 1995 Stock Plan. Pursuant to Rule 457(h)(1), the aggregate offering price and the registration fee have been computed upon the basis of the price at which the options may be exercised. However, in accordance with Rule 457(o) under the Securities Act of 1933, the number of shares of common stock being registered and the proposed maximum offering price per share are not included in this table.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

         The documents containing the information specified in this Item 1 will be sent or given to employees, directors and others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         The documents containing the information specified in this Item 2 will be sent or given to employees, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by Citrix Systems, Inc. (the "Company" or the "Registrant") with the Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated by reference in this Registration
Statement:

         (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Commission pursuant to Rule 424(b) under the Securities Act on March 22, 2001.

         (b) The Registrant's quarterly report on Form 10-Q for the quarter ended March 31, 2001 filed with the Commission on May 15, 2001.

         (c) The section entitled "Description of Registrant's Securities to be Registered" contained in the Registrant's Registration Statement on Form 8-A, filed with the Commission pursuant to
                  Section 12(g) of the Exchange Act on October 24, 1995.

         All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Delaware General Corporation Law and the Registrant's Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws provide for indemnification of the Registrant's directors and officers for liabilities and expenses that they may incur in such capacities. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Registrant, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful.

         The Registrant has obtained director and officer liability insurance for the benefit of its directors and officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS

         Exhibit No.           Description of Exhibit
         -----------           ----------------------

         Exhibit 4.1(1)        Specimen certificate representing the Common
                               Stock

         Exhibit 5.1           Opinion of Testa, Hurwitz & Thibeault, LLP.

         Exhibit 23.1          Consent of Ernst & Young LLP.

         Exhibit 23.2 Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit 5.1).

         Exhibit 24.1 Power of Attorney (included as part of the signature page to this Registration Statement).

         (1) Incorporated herein by reference to the exhibits to the Company's Registration Statement on Form S-1 (File No. 33-98542), as amended.


ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) If the registration is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, PROVIDED that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, in the State of Florida, on this 23rd day of May, 2001.

                                  CITRIX SYSTEMS, INC.


                                  By: /s/ John P. Cunningham
                                      ------------------------------------------
                                      John P. Cunningham
                                      Senior Vice President, Finance and
                                      Administration and Chief Financial Officer

                        POWER OF ATTORNEY AND SIGNATURES

         We, the undersigned officers and directors of Citrix Systems, Inc., hereby severally constitute and appoint Roger W. Roberts and John P. Cunningham our true and lawful attorney, with full power to sign for us in our names in the capacities indicated below, any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in our capacities as officers and directors to enable Citrix Systems, Inc., to comply with the provisions of the Securities Act of 1933, as amended, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


       Signature                                   Title                                        Date
       ---------                                   -----                                        ----


/s/ Roger W. Roberts                Chief Operating Officer and Chairman                    May 23, 2001
-------------------------------     of the Board
Roger W. Roberts


/s/ Mark B. Templeton               President and Director                                  May 23, 2001
-------------------------------     (Principal Executive Officer)
Mark B. Templeton


/s/ John P. Cunningham              Senior Vice President, Finance                          May 23, 2001
-------------------------------     and Administration and Chief Financial Officer
John P. Cunningham                  (Principal Financial Officer)


/s/ David D. Urbani                 Vice President, Controller                              May 23, 2001
-------------------------------      (Principal Accounting Officer)
David D. Urbani


/s/ Kevin R. Compton                  Director                                              May 23, 2001
-------------------------------
Kevin R. Compton


/s/ Stephen M. Dow                    Director                                              May 23, 2001
-------------------------------
Stephen M. Dow


/s/ Robert N. Goldman                 Director                                              May 23, 2001
-------------------------------
Robert N. Goldman



                                      Director
-------------------------------
John W. White


/s/ Tyrone F. Pike                    Director                                              May 23, 2001
-------------------------------
Tyrone F. Pike


/s/ Marvin W. Adams                   Director                                              May 23, 2001
-------------------------------
Marvin W. Adams


                                INDEX TO EXHIBITS

Exhibit No.                Description of Exhibit
-----------                ----------------------

Exhibit 4.1(1)             Specimen certificate representing the Common Stock

Exhibit 5.1                Opinion of Testa, Hurwitz & Thibeault, LLP.

Exhibit 23.1               Consent of Ernst & Young LLP.

Exhibit 23.2               Consent of Testa, Hurwitz & Thibeault, LLP (included
                            in Exhibit 5.1).

Exhibit 24.1 Power of Attorney (included as part of the signature page to this Registration Statement).

(1) Incorporated herein by reference to the exhibits to the Company's Registration Statement on Form S-1 (File No. 33-98542), as amended.